UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

TE CONNECTIVITY LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen
Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 29, 2011, TE Connectivity Ltd., a Swiss corporation (the “Company”), submitted an irrevocable and binding offer (the “Offer”) to purchase the outstanding share capital of Deutsch Group SAS (“Deutsch”), a global leader in high-performance connectors for harsh environments, from its current shareholders (the “Sellers”) (the “Proposed Transaction”).

Pursuant to the Offer, the Company has agreed to enter into a share purchase agreement with the Sellers after completion of the required consultation with Deutsch’s French workers councils and acceptance of the Offer by the Sellers.  The total value of the Proposed Transaction amounts to €1.55 billion (approximately $2.06 billion at current exchange rates), which amount includes Deutsch’s financial debt to be repaid at closing. The consideration payable to the Sellers (€1.15 billion or approximately $1.53 billion at current exchange rates) will not be subject to an adjustment based on Deutsch’s performance prior to closing and will accrue interest at a per annum rate of 5.5% after February 28, 2012 if the transaction has not closed prior to that date. The Company intends to finance the transaction with a combination of cash and debt.

In the event that the Sellers have not accepted the Offer by March 31, 2012, the Offer will lapse unless otherwise extended by the parties.

Completion of the Proposed Transaction will be subject to customary regulatory conditions including foreign investments approval by the French Ministry of Economy and Finance, approval of the Committee on Foreign Investment in the United States and antitrust clearances. The transaction terms also include customary termination rights, including a customary termination fee payable to Sellers if the transaction does not close. The transaction is expected to close in the third quarter of the Company’s current fiscal year (April-June 2012).

Item 7.01.  Regulation FD Disclosure

A copy of the press release regarding the Offer and the Proposed Transaction is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01. The press release should be read in conjunction with the forward-looking statements included in the text of the press release. The Company will hold a conference call and webcast today at 5:00 p.m. EST (see information in the press release attached hereto as Exhibit 99.1 under “Conference Call and Webcast”). A copy of the presentation to be discussed at the conference call and webcast is being furnished pursuant to Regulation FD as Exhibit 99.2 and is incorporated by reference in this Item 7.01, and the presentation also can be accessed at the “Investors” section of the Company’s website (www.te.com).

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	Press release issued November 29, 2011

99.2	Presentation dated November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TE CONNECTIVITY LTD.
(Registrant)

	By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: November 29, 2011